EXHIBIT 10.28

FIRST AMENDMENT TO NET OFFICE LEASE

THIS FIRST AMENDMENT TO NET OFFICE LEASE (this “First Amendment”) is made and entered into as of the 31st day of July, 2001, by and between CUPERTINO CITY CENTER BUILDINGS, a California limited partnership (“Lessor”), ZEN RESEARCH, INC., a California corporation (“Original Lessee”), ZEN RESEARCH PLC, a U.K. corporation (“Zen”), NEW SILICON VALUE, INC., a California corporation (“NSV”), and VYYO, INC., a Delaware corporation (“Vyyo”).

Recitals:

A.    Lessor and Original Lessee entered into that certain Net Office Lease dated as of September 30, 1997 (the “Lease”) for the lease of certain “Premises” (as more particularly described in the Lease), commonly known as Suite 800 on the eighth (8th) floor of the building located at 20400 Stevens Creek Boulevard, Cupertino, California, containing approximately 18,865 square feet of Rentable Area (the “Original Premises”). All initial capitalized terms used herein and defined in the Lease but not herein defined shall have the meaning ascribed to such terms in the Lease.

B.    The parties now desire to enter into this First Amendment to provide for (i) the addition of Vyyo, Zen, and NSV as parties to the Lease (as hereby amended) each as “Lessee” thereunder, jointly and severally with Original Lessee, such that Original Lessee, Vyyo, Zen, and NSV shall hereafter be jointly and severally liable for the obligations of “Lessee” under the Lease (as hereby amended), and (ii) the consent of Lessor with respect to a possible sub-sublease by Lessee (as defined in section 1(a) below) of those certain subleased premises located on the seventh (7th) and eighth (8th) floors of the Building

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Notwithstanding anything to the contrary contained in the Lease:

(a)  Vyyo, Zen, and NSV are each hereby added as a party to the Lease (as hereby amended) as “Lessee” thereunder, jointly and severally with Original Lessee, such that Original Lessee, Vyyo, Zen and NSV shall hereafter be jointly and severally liable for the obligations of “Lessee” under the Lease (as hereby amended).

(b)  The parties hereby acknowledge that Lessee has heretofore entered into certain sublease and sub-sublease transactions with respect to portions of the Premises, as more particularly described on Schedule 1 attached hereto and incorporated herein by this reference (collectively, the “Existing Subleases”). Nothing contained herein shall be deemed to prohibit or render ineffective any of the Existing Subleases heretofore entered into with respect to the Premises.

(c)  The parties hereby acknowledge that Lessee may be desirous of entering into a sub-sublease with Massachusetts Mutual Life Insurance Company, Inc. for certain subleased premises located on the seventh (7th) and eighth (8th) floors of the Building. Upon presentation to Lessor of the proposed subsublease agreement, the parties shall promptly thereafter execute a Consent to Subsublease with respect to the subsublease of those offices.

(d)  Lessor and Lessee each represent and warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that it knows of no real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this First Amendment. In the event of any claim for broker’s or finder’s fees or commissions in connection with this First Amendment, Lessor shall indemnify, hold harmless and defend Lessee from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys’ fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Lessor, and Lessee shall indemnify, hold harmless and defend Lessor from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys’ fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Lessee.

2. Except as specifically amended by this First Amendment, the Lease shall continue in full force and effect. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.

3. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

LESSOR:		ORIGINAL LESSEE:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership		ZEN RESEARCH, INC., a California corporation

By:	PROM XX, INC., a California corporation, its general partner	By: /s/ Stephen P. Pezzola Print Name: Stephen P. Pezzola Its: Vice Chairman Date: July 31, 2001 By: /s/ Andrew Fradkin Print Name: Andrew Fradkin Its: Secretary Date: July 31, 2001
By:

PROMETHEUS REAL ESTATE
GROUP, INC., a California corporation,
agent for owner

By:    /s/  Vicki R. Mullins

Print Name:    Vicki R. Mullins

Its:    Vice President

Date:    August 28, 2001

By:    /s/  John J. Murphy

Print Name:    John J. Murphy

Its:    Assistant Secretary

Date:    August 28, 2001

VYYO:
VYYO, INC.,
Delaware corporation

By:    /s/  Eran Pilovsky

Print Name: Eran Pilovsky

Its: CFO

Date: August 9, 2001

By:    /s/   Stephen P. Pezzola

Print Name: Stephen P. Pezzola

Its: Executive Vice President

Date: July 31, 2001

ZEN:
ZEN RESEARCH PLC,
a U.K. corporation

By:    /s/  Stephen P. Pezzola

Print Name: Stephen P. Pezzola

Its: Vice Chairman

Date: July 31, 2001

By:    /s/  Andrew Fradkin

Print Name: Andrew Fradkin

Its: Secretary

Date: July 31, 2001

NSV:
NEW SILICON VALUE, INC.,
a California corporation

By:    /s/  Stephen P. Pezzola

Print Name: Stephen P. Pezzola

Its: Chairman

Date: July 31, 2001

By:    /s/  Andrew Fradkin

Print Name: Andrew Fradkin

Its:    Secretary

Date: July 31, 2001

SCHEDULE 1

Description of Existing Subleases

■
Sublease dated October 1, 1997 by and between ZEN RESEARCH, INC., a California corporation, as Sublandlord, and KENWOOD TECHNOLOGIES, INC., a California corporation as Subtenant, for those certain subleased premises consisting of approximately six thousand two hundred twenty-six (6,226) rentable square feet on the eighth floor of the Building.

■
Sub-sublease dated February 19, 1999 by and between ZEN RESEARCH, INC., a California corporation, as Lessee, KENWOOD TECHNOLOGIES, INC., a California corporation as Sublessee, and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation as Sub-Sublessee, for those certain sub-subleased premises consisting of approximately six thousand two hundred twenty-six (6,226) rentable square feet on the eighth floor of the Building.

■
Sublease dated February 1, 1999 by and between ZEN RESEARCH, INC., a California corporation, as Sublandlord, and PHASECOM, INC., a Delaware corporation as Subtenant, for those certain subleased premises consisting of approximately three thousand fifty-two (3,052) rentable square feet on the eighth floor of the Building.

4